Exhibit 4(a)

FOURTH AMENDMENT OF
CONSTRUCTION LOAN AGREEMENT

          THIS FOURTH AMENDMENT OF CONSTRUCTION LOAN AGREEMENT (“Amendment”) is made this 1st day of June, 2010 by and among ONE EARTH ENERGY, LLC, an Illinois limited liability company (“BORROWER”), FIRST NATIONAL BANK OF OMAHA (“FNBO”), a national banking association headquartered in Omaha, Nebraska as a BANK and as administrative agent for the BANKS (in such capacity, the “ADMINISTRATIVE AGENT”), as accounts bank (in such capacity, the “ACCOUNTS BANK”) and as collateral agent for the BANKS (in such capacity, the “COLLATERAL AGENT”), and the BANKS party to the AGREEMENT. This Amendment amends that certain Construction Loan Agreement dated September 20, 2007 among the AGENT, BANKS and BORROWER (“AGREEMENT”).

          WHEREAS, pursuant to the AGREEMENT and the other LOAN DOCUMENTS, BANKS extended the LOANS and other financial accommodations and extensions of credit described in the AGREEMENT to BORROWER, all as more fully described in the AGREEMENT;

          WHEREAS, pursuant to that certain First Amendment of Construction Loan Agreement dated September 19, 2008, the LOAN TERMINATION DATE of the REVOLVING LOAN was extended from September 19, 2008 to September 18, 2009, the Maintenance Building Land, Tucker Land, Wellsite Lease and Scott Lease were added as collateral for the LOANS and the MORTGAGE was amended accordingly, and the AGREEMENT was otherwise amended as provided for therein;

          WHEREAS, pursuant to that certain Second Amendment of Construction Loan Agreement dated January 30, 2009, the allocation of the TERM LOANS was modified by the addition of the FIXED RATE II TERM LOAN, provisions relating to the Ameren Agreement were added and the AGREEMENT was otherwise amended as provided for therein;

          WHEREAS, pursuant to that certain Third Amendment of Construction Loan Agreement dated September 18, 2009, the LOAN TERMINATION DATE of the REVOLVING LOAN was extended to September 17, 2010, the interest rate and non-usage fee applicable to the REVOLVING LOAN was modified as provided for therein and the AGREEMENT was otherwise amended as provided for therein;

          WHEREAS, BORROWER has requested, and under the terms of this Amendment Banks have agreed, to extend the LOAN TERMINATION DATE of the REVOLVING LOAN from September 17, 2010 to May 31, 2011, to modify the interest rate definitions and terms applicable to the LOANS, to modify the restriction on CAPITAL EXPENDITURES for BORROWER’S 2010 fiscal year, to adjust the amortization schedule of FIXED RATE LOAN and to otherwise amend the AGREEMENT as provided for in this Amendment; and

          WHEREAS, the parties hereto agree to amend the AGREEMENT as provided for in this Amendment.

          NOW, THEREFORE, in consideration of the amendments of the AGREEMENT set forth below, the mutual covenants herein and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree to amend the AGREEMENT as follows:

          1. Capitalized terms used herein shall have the meaning given to such terms in the AGREEMENT as amended in this Amendment, unless specifically defined herein.

          2. The definition of the term “EURODOLLAR BUSINESS DAY” in Section 1.7 of the AGREEMENT is hereby deleted in its entirety and the following is inserted in lieu thereof:

“LONDON BANKING DAY” means any day other than a Saturday or Sunday, on which commercial banking institutions in London, England are generally open for business.

All references to the term EURODOLLAR BUSINESS DAY in the AGREEMENT and/or in any other LOAN DOCUMENT is hereby amended to refer to LONDON BANKING DAY.

          3. The definition of the term “INTEREST PERIOD” in Section 1.25 of the AGREEMENT is hereby deleted in its entirety and the following is inserted in lieu thereof:

1.25 “INTEREST PERIOD” means for the FIXED RATE NOTES, FIXED RATE II NOTES, VARIABLE RATE NOTES, LONG TERM REVOLVING NOTES and REVOLVING NOTES a period of three (3) months; provided that no INTEREST PERIOD shall extend beyond the LOAN TERMINATION DATE applicable to such NOTE.

          4. The definition of the term “LIBOR RATE” in Section 1.26 of the AGREEMENT is hereby deleted in its entirety and the following is inserted in lieu thereof:

1.26 “LIBOR RATE” means, an independent index which is the London Interbank Offered Rate for U.S. Dollar deposits published in The Wall Street Journal as the Three (3) Month LIBOR RATE. The LIBOR RATE will be adjusted and determined without notice to BORROWER on the INTEREST RATE CHANGE DATE applicable to each LOAN as set forth in this AGREEMENT. If for any reason the LIBOR RATE published by The Wall Street Journal is no longer available and/or ADMINISTRATIVE AGENT is unable to determine the LIBOR RATE for any INTEREST RATE CHANGE DATE, ADMINISTRATIVE AGENT may, in its sole discretion, select an alternate source to determine the LIBOR RATE and will provide notice to BORROWER and each BANK of the source selected. The LIBOR RATE determined as set forth above shall be referred to herein as (the “Index”). The Index is not necessarily the lowest rate charged by ADMINISTRATIVE AGENT or any BANK on its loans. If the Index becomes unavailable during the term of the LOANS, ADMINISTRATIVE AGENT may designate a substitute index after notifying BORROWER and BANKS. ADMINISTRATIVE AGENT will tell BORROWER the current Index rate upon BORROWER’S request. The interest rate change will not occur more often than each quarter on the first (1st) calendar day of the applicable quarter with respect to the REVOLVING LOAN, the eighth (8th)

calendar day of the applicable quarter with respect to the TERM LOANS other than the FIXED RATE II LOAN and the last calendar day of the applicable quarter with respect to the FIXED RATE II LOAN. BORROWER understands that BANKS may make loans based on other rates as well. The Index currently is .53844% per annum.

          5. The definition of the term “LOAN TERMINATION DATE” in Section 1.28 of the AGREEMENT is hereby amended by deleting the reference to September 17, 2010 as the LOAN TERMINATION DATE applicable to the REVOLVING NOTES and inserting in lieu thereof May 31, 2011. Anywhere else in the AGREEMENT which refers to September 17, 2010 as the LOAN TERMINATION DATE of the REVOLVING NOTES is hereby amended consistent with the foregoing. To further evidence the extension of the LOAN TERMINATION DATE of the REVOLVING NOTES, BORROWER shall execute and deliver to each BANK with a REVOLVING LOAN COMMITMENT AMOUNT a THIRD AMENDED AND RESTATED REVOLVING PROMISSORY NOTE and all references to the REVOLVING NOTES in the AGREEMENT and the other LOAN DOCUMENTS are hereby amended to refer to such THIRD AMENDED AND RESTATED REVOLVING PROMISSORY NOTES.

          6. Section 1 of the AGREEMENT is hereby amended to insert the following definition as new subsection 1.51:

1.51 “INTEREST CHANGE DATE” means, with respect to the REVOLVING LOAN, the first (1st) calendar day of each quarter on which the Index applicable to the REVOLVING LOAN will adjust to the Three (3) Month LIBOR RATE which is published in The Wall Street Journal as the reported rate for the date that is two LONDON BANKING DAYS prior to each such INTEREST RATE CHANGE DATE; with respect to the TERM LOANS other than the FIXED RATE II TERM LOAN, the eighth calendar day of each quarter on which the Index applicable to the TERM LOANS other than the FIXED RATE II LOAN will adjust to the Three (3) Month LIBOR RATE which is published in The Wall Street Journal as the reported rate for the date that is two LONDON BANKING DAYS prior to each such INTEREST RATE CHANGE DATE and with respect to the FIXED RATE II TERM LOAN, the last calendar day of each quarter on which the Index applicable to the FIXED RATE II LOAN will adjust to the Three (3) Month LIBOR RATE which is published in The Wall Street Journal as the reported rate for the date that is two LONDON BANKING DAYS prior to each such INTEREST RATE CHANGE DATE.

          7. Section 2.6(a) of the AGREEMENT is hereby deleted in its entirety and the following is inserted in lieu thereof:

(a). FIXED RATE NOTES. Interest on the principal balance outstanding on the FIXED RATE NOTES shall accrue and be calculated using a rate of Three Percent (3%) over the Index resulting in an initial rate of 3.294% per annum based on a year of 360 days. Interest on the FIXED RATE NOTES is computed on an actual/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under the FIXED RATE NOTES is computed using this method. NOTICE: Under no circumstances will the interest rate on the FIXED RATE NOTES be more than the maximum rate allowed by applicable law. The principal balance of the FIXED RATE NOTES will bear interest after maturity and after the occurrence and during the continuance of an EVENT OF DEFAULT at a variable per annum rate equal to the Index plus nine percent (9%), but not to exceed the maximum rate allowed by law. BORROWER will pay interest quarterly, in arrears, on the same dates that principal installments are due. Accrued and unpaid interest must also be paid on the LOAN TERMINATION DATE applicable to the FIXED RATE LOAN, whether by acceleration or otherwise. The interest rate change will not occur more often than each quarter on the INTEREST RATE CHANGE DATE applicable to the TERM LOANS.

To the extent necessary, the FIXED RATE NOTES are hereby amended consistent with the foregoing.

          8. Section 2.6(d) of the AGREEMENT is hereby deleted in its entirety and the following is inserted in lieu thereof:

(a). FIXED RATE II NOTES. Interest on the principal balance outstanding on the FIXED RATE II NOTES shall accrue and be calculated using a rate of Three Percent (3%) over the Index resulting in an initial rate of 3.294% per annum based on a year of 360 days. Interest on the FIXED RATE II NOTES is computed on an actual/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under the FIXED RATE II NOTES is computed using this method. NOTICE: Under no circumstances will the interest rate on the FIXED RATE II NOTES be more than the maximum rate allowed by applicable law. The principal balance of the FIXED RATE II NOTES will bear interest after maturity and after the occurrence and during the continuance of an EVENT OF DEFAULT at a variable per annum rate equal to the Index plus nine percent (9%), but not to exceed the maximum rate allowed by law. BORROWER will pay interest quarterly, in arrears, on the same dates that principal installments are due. Accrued and unpaid interest must also be paid on the LOAN TERMINATION DATE applicable to the FIXED RATE II LOAN, whether by acceleration or otherwise. The interest rate change will not occur more often than each quarter on the INTEREST RATE CHANGE DATE applicable to the FIXED RATE II TERM LOAN.

To the extent necessary, the FIXED RATE II NOTES are hereby amended consistent with the foregoing.

          9. Section 2.10 of the AGREEMENT is hereby deleted in its entirety and the following is inserted in lieu thereof:

2.10 INTEREST ON THE REVOLVING NOTES. Prior to maturity and subject to the incentive pricing provisions contained in Section 2.15 of this AGREEMENT, interest on the REVOLVING NOTES shall accrue and be calculated using a rate of 3.1% over the

Index, adjusted if necessary for any minimum and maximum rate limitations described below, resulting in an initial rate of 5.10% per annum based on a year of 360 days. Interest on the REVOLVING NOTES is computed on an actual/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under the REVOLVING NOTES is computed using this method. NOTICE: With respect to the REVOLVING NOTES, under no circumstances will the Index be less than two percent (2%) per annum. The principal balance of the REVOLVING NOTES will bear interest after maturity and after the occurrence and during the continuance of an EVENT OF DEFAULT at a variable per annum rate equal to the Index plus six percent (6%), but not to exceed the maximum rate allowed by law. Borrower will pay interest quarterly, in arrears, on the first calendar day of each quarter. Accrued and unpaid interest must also be paid on the LOAN TERMINATION DATE applicable to the REVOLVING LOAN, whether by acceleration or otherwise. The interest rate change will not occur more often than each quarter on the INTEREST RATE CHANGE DATE applicable to the REVOLVING LOAN.

          10. The third paragraph of Section 2.5 of the AGREEMENT is hereby deleted in its entirety and the following is inserted in lieu thereof:

On the last calendar day of each quarter, commencing with the quarter ending after the CONSTRUCTION LOAN TERMINATION DATE, BORROWER will pay to ADMINISTRATIVE AGENT on the FIXED RATE II NOTES, for the account of BANKS in accordance with their respective COMMITMENTS in the FIXED RATE II LOAN, the scheduled principal payment shown in Schedule II, attached to this AGREEMENT and by this reference made a part hereof, plus accrued interest on the FIXED RATE II NOTES.

          11. Schedule “I” and Schedule “II” to the AGREEMENT are each hereby deleted in their entirety and the Schedule “I” and Schedule “II” attached to this Amendment are inserted in lieu thereof.

          12. The first paragraph of Section 2.12 of the AGREEMENT is deleted in its entirety and the following is inserted in lieu thereof:

2.12 Payments and Prepayments. All principal, interest and fees due under the OBLIGATIONS and the LOAN DOCUMENTS shall be paid in immediately available funds as contracted in this AGREEMENT and no later than the applicable payment due dates set forth in this AGREEMENT (and with regards to fees, the due dates set forth in the periodic statements mailed to BORROWER by ADMINISTRATIVE AGENT). Should a payment come due on a day other than a BANKING DAY, then the payment shall be made no later than the next BANKING DAY and interest shall continue to accrue during the extended period.

          13. Section 6.1.9 of the AGREEMENT is hereby deleted in its entirety and the following is inserted in lieu thereof:

6.1.9 BORROWER provide BANK with a BORROWING BASE certificate in form reasonably acceptable to BANK, calculating the amount available for borrowing under the BORROWING BASE at the time of the initial request for an advance on the REVOLVING LOAN and monthly thereafter while a balance is outstanding on the REVOLVING LOAN or as requested by BANK; provided, however, that any time the outstanding balance of the REVOLVING LOAN exceeds 50% of the available borrowings on the REVOLVING LOAN, then BORROWER will provide BANK with BORROWING BASE certificates twice per month, on the 15th and last day of the month and any time the outstanding balance of the REVOLVING LOAN exceeds 75% of the available borrowings on the REVOLVING LOAN, then BORROWER will provide BANK with weekly BORROWING BASE certificates.

          14. Effective for BORROWER’S 2010 fiscal year only, Section 6.4.11 is hereby amended by deleting the reference to $1,000,000.00 as the maximum amount of BORROWER’S capital expenditures in BORROWER’S 2010 fiscal year and inserting in lieu thereof $5,000,000.00. Such increase will be used by BORROWER for the sole purpose of construction and equipping of 2 additional grain bins at the PROJECT. Commencing with BORROWER’S 2011 fiscal year, and for each fiscal year thereafter, BORROWER’S capital expenditures in any such fiscal year may not exceed $1,000,000.00 without the prior written consent of ADMINISTRATIVE AGENT as provided for in Section 6.4.11. BANKS acknowledge that on May 10, 2010 BORROWER prepaid $1,000,000.00 of BORROWER’S obligation to pay EXCESS CASH FLOW for BORROWER’S 2010 fiscal year under Section 6.2.3 of the AGREEMENT.

          15.. This Amendment shall not be effective until the ADMINISTRATIVE AGENT shall have received each of the following (each in form and substance acceptable to the ADMINISTRATIVE AGENT) or the following conditions have been satisfied:

(a).	This Amendment, duly executed by BORROWER and each BANK.

(b).	The THIRD AMENDED AND RESTATED REVOLVING PROMISSORY NOTES, duly executed by BORROWER.

(c).	Such other matters as the ADMINISTRATIVE AGENT may reasonably require.

          16. Except as modified and amended herein, all other terms, provisions, conditions and obligations imposed under the terms of the AGREEMENT and the other LOAN DOCUMENTS shall remain in full force and effect and are hereby ratified and affirmed by BORROWER. To the extent necessary, the other LOAN DOCUMENTS are hereby amended to be consistent with the terms of this Amendment.

          17. BORROWER certifies and reaffirms by its execution hereof that the representations and warranties set forth in the AGREEMENT and the other LOAN

DOCUMENTS are true and complete as of this date, and that no EVENT OF DEFAULT under the AGREEMENT or any other LOAN DOCUMENT, and no event which, with the giving of notices or passage of time or both, would become such an EVENT OF DEFAULT, has occurred as of execution hereof. This Amendment may be executed simultaneously in several counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date first written above.

ONE EARTH ENERGY, LLC

By:

Title:	President

FIRST NATIONAL BANK OF OMAHA, in its capacity as a BANK, ADMINISTRATIVE AGENT, COLLATERAL AGENT and ACCOUNTS BANK

By:

Title:	Vice President

1st FARM CREDIT SERVICES, as a BANK

By:

DALE A. RICHARDSON
Title:	VP Illinois Capital Markets Group

BUSEY BANK, as a BANK

By:

Title:	Sr. V.P.

CAPITAL FARM CREDIT, as a BANK

By:

Title:	President Corporate Lending

CITIZENS FIRST NATIONAL BANK, as a BANK

By:

Title:	VP Agribusiness Banking

COBANK, as a BANK

By:

Title:	Vice President

DEERE CREDIT, INC., as a BANK

By:

Title:	VICE PRESIDENT

FARM CREDIT SERVICES OF
AMERICA, as a BANK

By:

Title:	VP Credit

M & I MARSHALL & ISLEY BANK, as a BANK

By:

Title:	Vice President

QUAD CITY BANK AND TRUST, as a BANK

By:

Title:	Vice President

TRANSAMERICA LIFE
INSURANCE COMPANY, as a BANK

By:

Title:	Vice President

SCHEDULE “I” TO CONSTRUCTION LOAN AGREEMENT

AMORTIZATION SCHEDULE – U.S. RULE (NO COMPOUNDING), 360 DAY YEAR

One Earth Energy, LLC Fixed Rate Loan
Principal Schedule for Payments Plus Interest

AMORTIZATION SCHEDULE - U.S. Rule (no compounding), actual/365 Day Year

Quarterly Payments	Principal

Loan
07/31/2009	$1,058,336.17
10/08/2009	818,569.74
01/08/2010	857,646.07
04/08/2010	864,461.80
07/08/2010	871,811.06
10/08/2010	890,080.34
01/08/2011	929,068.06
04/08/2011	938,157.78
07/08/2011	947,861.22
10/08/2011	967,724.18
01/08/2012	997,309.53
04/08/2012	1,017,981.54
07/08/2012	1,030,234.92
10/08/2012	1,051,824.07
01/08/2013	1,090,611.36
04/08/2013	1,104,844.44
07/08/2013	1,119,872.62
10/08/2013	1,143,340.18
01/08/2014	1,182,014.07
04/08/2014	31,118,250.85

Totals	50,000,000.00

SCHEDULE “II” TO CONSTRUCTION LOAN AGREEMENT

AMORTIZATION SCHEDULE – U.S. RULE (NO COMPOUNDING), 360 DAY YEAR

One Earth Energy, LLC Fixed Rate II Loan Principal Schedule for Payments Plus Interest

AMORTIZATION SCHEDULE - U.S. Rule (no compounding), 360 Day Year

Quarterly Payments	Principal

Loan
07/31/2009	$473,160.00
10/31/2009	473,160.00
01/31/2010	473,160.00
04/30/2010	473,160.00
07/31/2010	498,902.00
10/31/2010	498,902.00
01/31/2011	498,902.00
04/30/2011	21,610,654.00

Totals	25,000,000.00